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                                                                      EXHIBIT 23


Kurt D. Saliger
Certified Public Accountant
5000 West Oakey
Suite A-4
Las Vegas, Nevada 89146

December 22, 1999

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: COMBINED PROFESSIONAL SERVICES, INC.
    FORM 10-SB/A
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Dear Sir or Madam:

        As a Certified Public Accountant, I hereby consent to the inclusion of my reports dated October 29, 1999 and March 12, 1999 filed by Combined Professional Services, Inc., including all references to my reports to the extent they are concurrent therewith and contained in the Form 10-SB/A.

By: /s/ KURT D. SALIGER
Kurt D. Saliger, C.P.A.